                                                                    Exhibit 9.38


                          Nicholas-Applegate Mutual Funds
                                 600 West Broadway
                                     30th Floor
                            San Diego, California 92101

________________, 1997
Nicholas-Applegate Capital Management
600 West Broadway
30th Floor
San Diego, CA 92101

Ladies and Gentlemen:

         This will confirm our agreement that the expense limitation letter agreement between us dated September 27, 1993, as previously amended, is hereby further amended to add the following new Portfolios and Percentage Limitations to Appendix A thereof:

    Name of Portfolio                            Percentage Limitation
    -----------------                            ---------------------
Nicholas-Applegate Large Cap
Growth Portfolio A           .........................................
         1.25%

Nicholas-Applegate Large Cap
Growth Portfolio B           .........................................
         0.90%

Nicholas-Applegate Large Cap
Growth Portfolio C           .........................................
         1.30%

Nicholas-Applegate Large Cap
Growth Qualified Portfolio   .........................................
         1.30%

         The Percentage Limitations set forth above will continue until March 31, 1998, unless voluntarily extended by you, and will be subject to the reimbursement provisions set forth in the Portfolios' prospectuses.

         In all other respects, the expense limitation letter agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with these amendments.

Sincerely,


----------------------------
E. Blake Moore, Jr.
Secretary


AGREED:
Nicholas-Applegate Capital Management
By: Nicholas-Applegate Capital
    Management Holdings, L.P.,
    its general partner
By: Nicholas-Applegate Capital
    Management Holdings, Inc.,
    its general partner


By:
   -------------------------------
    E. Blake Moore, Jr.
    Secretary


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